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                                   EXHIBIT 5

                         [ALSTON & BIRD LLP LETTERHEAD]



                                 July 23, 1999


IVI Checkmate Corp.
1003 Mansell Road
Roswell, Georgia  30076


     Re:  Registration Statement on Form S-3
          Resale of stock on behalf of former Debitek stockholders


Ladies and Gentlemen:

     We have acted as counsel to IVI Checkmate Corp., a Delaware corporation (the "Company"), in connection with the above-referenced Registration Statement (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 307,407 shares of the Company's Common Stock, par value $.01 per share (the "Shares "). The Shares are being registered for the account of certain selling stockholders described in the Registration Statement (the "Selling Stockholders"). This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

     We have examined the Certificate of Incorporation of the Company, as amended, the By-Laws of the Company, records of proceedings of the incorporator and the Board of Directors of the Company deemed by us to be relevant to this opinion letter, and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

     As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the

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IVI Checkmate Corp.
Page 2
July 23, 1999


Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

     Our opinion set forth below is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other laws.

     Based on the foregoing, it is our opinion that the Shares are validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.



                            ALSTON & BIRD LLP



                            By:    /s/ M. Hill Jeffries
                                -------------------------------
                                   M. Hill Jeffries, Partner

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